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                                                                   Exhibit 10.14

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT is made and entered into at Salineville, Ohio, on the 10th day of June, 1997, by and between ValueNet, Inc., of 11988 State Route 45, Lisbon, Ohio, hereinafter referred to as "Seller", and The Citizens Banking Company, an Ohio banking corporation, located at 10 East Main Street, Salineville, Ohio, hereinafter referred to as "Purchaser".

                                   WITNESSETH:

         WHEREAS, Purchaser seeks and agrees to purchase and receive from Seller, and Seller seeks to sell and convey to Purchaser all of Seller's right, title and interest in and to a minimum of Eight Hundred Fifty (850) retail customers, all equipment, customer lists, current hardware configuration, rights pursuant to any agreements with other servicers, telephone lines, and any and all rights pursuant to any contracts or arrangements of Seller, -hereinafter referred to as "Assets". Provided, however, Purchaser is assuming no obligations of Seller; and

         WHEREAS, the parties herein seek to manifest the written document to their agreement and understanding with respect to such purchase and sale.

         Now cometh, THEREFORE, in consideration of the premises and the mutual promises and agreements of the parties hereto, one to another, receipt and sufficiency of which are hereby acknowledged by said parties, and expressing their intention to be legally bound, the parties hereto agree as follows:


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         I. REPRESENTATIONS:
            ----------------

         All representations, statements, conditions set forth in the preamble hereto are incorporated into this Agreement as though fully rewritten herein at length.

         II. DESCRIPTION OF PROPERTY:
             ------------------------

         Purchaser shall purchase from Seller, and Seller shall sell and deliver to Purchaser, on the Closing Date (the "Closing Date"), free from all liabilities and encumbrances, all of Seller's fight, title and interest in and to certain business assets. The Assets to be conveyed and delivered pursuant to this Agreement (the "Assets") include a minimum of Eight Hundred Fifty (850) retail customers, all equipment, customer lists, current hardware configuration, rights pursuant to any agreements with other servicers, telephone lines, and any and all fights pursuant to any contracts or arrangements of Seller. A list of the Assets is attached hereto, marked Exhibit "A" and made a part hereof Provided, however, Purchaser is assuming no obligations of Seller.

         III. PURCHASE PRICE:
              ---------------

         The purchase price shall consist of the following.:

         Purchaser agrees to pay the sum of Three Hundred Thousand Dollars ($300,000.00) for the Assets of Seller. Provided, however, that should, at the date of closing, Seller have fewer than Eight Hundred Fifty (850) retail customers, for each retail customer short of the Eight Hundred Fifty (850), Purchaser shall be entitled to a prorata reduction of the purchase price of Three Hundred Fifty Two Dollars ($352.00). It is further provided, however, that should Seller have added commercial customers between March 17, 1997 and the date of closing, each new commercial account shall count as a number of retail customers equal to the monthly price of the respective commercial account divided by 19.95.

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         Additionally, Purchaser shall reimburse Seller, at closing, for equipment costs and installation costs of additional lines and modems which may be installed between April 26, 1997 and the Closing Date.

         IV. TERMS OF PAYMENT AND CLOSING:
             -----------------------------

(a) The total purchase price determined in accordance with paragraph III shall be paid to Seller in full at closing.

(b) Title to the Assets shall pass and possession thereof shall be delivered to Purchaser on the Closing Date. Seller shall deliver to Purchaser a bill of sale vesting in Purchaser good, absolute and marketable title to the Assets.

(c)      Seller hereby represents and warrants to Purchaser as follows:

(i) There are no actions, suits, or other proceedings pending against Seller affecting any of the Assets;

(ii)     Seller has good, adequate, marketable title to the Assets;

(iii) The equipment and current hardware configuration being purchased by Purchaser are in good condition or repair;

(iv) Seller is a corporation duly organized and existing in good standing under the laws of the State of Ohio and is entitled to own its property and carry on its business in the State of Ohio;

(v) Seller further warrants that all federal, state, and other tax returns and tax reports required by law to be filed by said corporation have been duly filed; all taxes, assessments, fees and other governmental charges with respect to the business carried on by it prior hereto, which are due and payable have

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         been paid;

(vi) The Board of Directors of Seller have duly approved this Agreement and the transactions contemplated herein, and have authorized the execution and delivery hereof by Seller; and Seller will furnish to Purchaser a resolution manifesting the same;

(vii)    Seller shall indemnify and hold harmless the Purchaser in relation to:

(1) All liabilities and obligations of all claims against Seller incurred as to the Assets prior to the Closing Date, and

(2) All federal, state and county taxes in connection with the operation of said business prior to the Closing Date.

(d)      The Closing Date shall be on or before July 1, 1997.

         V. RISK OF LOSS:
            -------------

         (a) On the Closing Date, the Assets shall be delivered to Purchaser in the same condition, except for ordinary use and wear thereof, as of the close of business, changes occurring in the ordinary course of business between the date hereof and the Closing Date, and damage or loss from causes beyond the reasonable power or control of Seller. If such loss or damage does not substantially affect the value of the Assets, as determined by Purchaser, Purchaser shall compete the be entitled to all insurance proceeds (excluding use and occupancy insurance proceeds) by reason of such loss or damage. In any case where Purchaser shall become entitled to proceeds by reason of loss or damage to the Assets, the purchase price of the Assets so lost shall not be reduced because of such loss or damage. Loss or damage shall be considered to affect substantially the value of the Assets within the meaning of this paragraph if the book value of the Assets lost or damaged exceeds ten percent in book value of all the Assets.

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         Except as provided above, if for any cause beyond Seller's reasonable power and control, Seller shall be unable to complete the sale hereunder in accordance with its terms, Purchaser may elect to accept as full performance or such partial performance by Seller as shall not be so prevented; or if Purchaser does not so elect, Purchaser's sole and exclusive remedy shall be to terminate this Agreement. In the latter event, all parties shall be released from all liability hereunder, except that Seller shall be responsible for Purchaser's legal expenses incurred herein.

         VI. UTILITY CHARGES:
             ----------------

         Utility charges shall be pro-rated at the Closing Date with Purchaser responsible for charges after the Closing Date and Seller responsible for charges to the Closing Date.

         VII. BULK SALES:
              -----------

         Seller and Purchaser agree to comply with the terms of any applicable bulk transfer provisions of the Ohio Revised Code and cooperate with each other in the supply of information or documents to effectuate that intent. The Seller has previously delivered to the Purchaser a signed and sworn list of names and business addresses of all its creditors, with the amounts when known, and also the names and business addresses of all persons the Seller knows to be asserting a claim against it, even though such claim may be disputed, provided however that the Seller acknowledges and shall provide a bulk sales affidavit to the Purchaser in accordance with Ohio law.

         VIII. ALLOCATION OF PURCHASE PRICE:
               -----------------------------

         The foregoing purchase price shall be apportioned among the Assets and business being sold by the Seller to the Purchaser hereunder as follows:

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         (1) Fixed Assets:                                    $  54,975.00
         (2) Good Will:                                       $  95,025.00
         (3) Covenant Not To Compete:                         $ 150,000.00
         TOTAL:                                               $ 300,000.00

IX.      COVENANT NOT TO COMPETE:
         ------------------------

         The Seller and its officers, directors and shareholders agree that for a period of three (3) years from the date of Closing, they will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation, control of, or be employed by a nongovernment internet service provider providing services including, but not limited to web TV, web telephones and conferencing in an area within a seventy-five (75) mile radius from Lisbon, Ohio, which shall be in competition, either directly or indirectly with the business of the Seller being sold herein and transferred pursuant to this Agreement.

X.       WARRANTIES OF THE SELLER:
         -------------------------

         Purchaser has been afforded a full opportunity to examine the Assets and no warranties whatever with respect thereto are made by Seller except that:

(a) Seller warrants that it is a corporation duly organized and validly existing in good standing under the law of the State of Ohio, and is duly qualified to do business in all jurisdictions in which the conduct of its business requires such qualifications.

(b) Seller will have and convey to Purchaser, at the Closing Date, good and marketable title to the Assets, and physical possession of the Assets, free and clear of any lien or encumbrance;

(c) Seller will not be in default on the Closing Date in any material respect of performance of any of Sellers obligations under any contract or agreement transferred

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         to Purchaser hereunder;

(d) Seller has obtained, or will obtain before the Closing Date, all consents, releases and permissions of any kind or nature, whether from the public authorities or otherwise, which may be required in connection with the sale of the Assets or any part thereof under the provisions of this Agreement;

(e) There are no existing written contracts of employment with individual employees of Seller;

(f) Seller warrants that all federal, state and other tax returns and tax reports required by law to be filed by said corporation have been duly filed; and all taxes, assessments, and fees and other governmental charges in respect to the properties or the business carried on by or prior to the Closing Date which are due and payable have been paid.

(g) The Assets include the licenses and all equipment, and all other tangible personal property owned by Seller.

         XI. REPRESENTATIONS OF THE SELLER:
             ------------------------------

         Purchaser has been afforded a full opportunity to examine the Assets and no representations whatever with respect thereto are made by Seller except that:

(a) Seller shall permit Purchaser to use the name "ValueNet" or a derivative thereof and shall execute any and all consents and/or license necessary to effectuate same. Seller further agrees that it shall not grant, consent or license to any other person, firm, corporation, or entity to use said name.

(b) The Seller will deliver to the Purchaser any and all contracts, agreements, commitments and rights pertaining to the Seller's Assets herein being conveyed and

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         other data relating to its assets, business and operation of its internet business as may be reasonably necessary. "Other data" shall include price lists, supplier names and addresses, customer names and addresses, customer files, maintenance records and employee files. Seller shall be permitted to obtain copies of any such data and such right shall continue after Closing for any such reasonable request.

(c) From time to time, after the Closing, at the request of the Purchaser, the Seller will execute and deliver to the Purchaser, such other instruments of conveyance and transfer and take such other actions the Purchaser may reasonably require to more effectively convey, transfer or to vest in the Purchaser and to put the Purchaser in possession of the Assets to be conveyed, transferred and delivered to the Purchaser hereunder.

         XII. WARRANTIES OF PURCHASER:
              ------------------------

         Purchaser warrants that it is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio, and is duly qualified to do business in all jurisdictions in which the conduct of its business requires such qualifications; that it has all requisite corporate powers and authority to carry on its business in the manner heretofore carried on by it to enter into this Agreement, perform its obligations hereunder and to consummate the transaction contemplated hereby.

         XIII. ASSUMPTION OF DEBTS OR OBLIGATIONS:
               -----------------------------------

         Purchaser shall not assume, discharge or be liable after the Closing Date for any debts, liabilities or obligations of Seller, including, without limitation, any (i) liabilities or obligations of

Seller to its creditors; (ii) liabilities or obligations of Seller with respect to any transaction

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occurring after the Closing Date; (iii) sales, personal property or income tax or other liabilities or obligations of Seller incurred in connection with the sale of the Assets in the ordinary course of business or pursuant to this Agreement; or (iv) any contingent liabilities or obligation of Seller.

         Seller shall, and hereby agrees, to indemnify and hold harmless Purchaser at all times from and after the Closing Date against and in respect to any claims, actions, demands, losses, costs, expenses, and damages resulting to Purchaser from (i) any inaccurate representation made by Seller in or under this Agreement; (ii) breach of any of the warranties made by Seller in or under this Agreement; (iii) breach or default of performance by Seller of any of the covenants to be performed by it hereinunder; (iv) any debts, liabilities, or obligations of Seller, whether accrued, absolute, contingent, or otherwise, due or to become due, except as obligations specifically assumed by Purchaser in this Agreement.

         XIV. DOCUMENTS TO BE PROVIDED:
              -------------------------

         The following documents shall be provided by Seller at the closing;

         (a) Signed bill of sale to the Purchaser for the Assets; and

         (b) Any other documents that may be required to close the transaction.

         XV. ASSIGNMENT:
             -----------

         This Agreement may be assigned by Purchaser to any corporation in which Purchaser is a substantial shareholder.

         XVI. CONTINUITY OF OPERATION:
              ------------------------

         Seller agrees to take all steps necessary in order to permit Purchaser to continue the operations of said business including the relinquishment or transfer of any telephone numbers currently in use and will take no action which may be detrimental to the interest herein being

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transferred to Purchaser.

         XVII. MISCELLANEOUS
               -------------

         Purchaser agrees to provide free personal internet service at a level equal to the current $19.95 package for the four (4) individual shareholders of Seller for a period no longer than ten (10) years from the Closing Date. Provided that Purchaser provide the basic internet banking services for personal accounts of shareholders of Seller at Citizens, free of charge. Provided, however, that such fight to free services will terminate earlier should Purchaser no longer provide such internet services to its customers, or should any of the respective shareholders of Seller no longer have accounts at Citizens.

         XVIII. EXECUTION OF ADDITIONAL INSTRUMENTS:
                ------------------------------------

         All documents to which Purchaser is entitled hereunder, other than those documents to be delivered on the Closing Date, shall be delivered as soon as may be reasonably possible after the Closing Date; it is the intention of the parties that the delivery of all such documents shall be completed, to the extent reasonably possible with the exercise of due diligence, within thirty days after the Closing Date. Following the Closing Date, Seller will, at the request of Purchaser, execute and deliver to Purchaser such further instruments in writing as may be required to complete or evidence the transaction herein provided, and Purchaser will, upon request, execute and deliver like instruments to Seller.

         XIX. LICENSES-
              ---------

         The Purchaser shall pay to Seller the actual cost charged by the State of Ohio for the transfer of any licenses involved with the business as such costs become due. The Purchaser and Seller shall

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cooperate with each other in completing the proper transfer of any licenses.

         XX. NO BROKERS OR AGENTS:
             ---------------------

         Each of the parties hereto represents or warrants to the other that no broker or other person has been engaged with respect to negotiation or execution of this Agreement, with respect of which claims for brokerage commissioners or finders fees can be incurred. Seller and Purchaser further agree to indemnify and hold the other harmless from any or all other liability or obligation arising from any claim of any broker, finder or similar person who claims to have acted on behalf of either party in connection with the transaction contemplated hereby.

         XXI. BINDING ON SUCCESSORS, USE OF TERMS:
              ------------------------------------

         This Agreement shall inure to the benefit of and be binding upon, the heirs, administrators, successors and assigns of each of the respective parties hereto. Words used in this Agreement in the present tense include the future as well as the present; words used in the masculine gender include the feminine and neuter, the singular number includes the plural, and the plural the singular; and the word "person" includes a corporation as well as a natural person.

         XXII. ENTIRE AGREEMENT:
               -----------------

         This Agreement and the documents to be delivered hereunder constitute the entire understanding and agreement between the parties hereto, and there are no representations, warranties, covenants, understandings, agreements oral or otherwise, between the parties other than those incorporated hereunder.

                                 MODIFICATION:
                                 -------------

         This Agreement may not be modified, altered or amended except in writing signed by both Seller and Purchaser.


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         XIV. CONTROLLING LAW:
              ----------------

         This Agreement shall be construed, interpreted and enforced pursuant to the laws of the State of Ohio.

         XXV. CAPTIONS AND PARAGRAPH HEADINGS:
              --------------------------------

         Captions and paragraph headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

         IN WITNESS WHEREOF, the parties hereby have executed this Agreement the day and year first above written.


                                   VALUENET, INC.

                                   --------------------------------------------
                                   BY:

                                   --------------------------------------------
                                   BY:

                                   THE CITIZENS BANKING COMPANY

                                   --------------------------------------------
                                   BY:



THIS INSTRUMENT PREPARED BY:
HULL LAW OFFICE
66 EAST MAIN STREET
SALINEVILLE, OH 43945

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         ADDENDUM TO AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         The parties hereto execute this Addendum to that certain Agreement for Purchase and Sale of Assets (hereinafter "Agreement') executed between ValueNet, Inc., as Seller, and The Citizens Banking Company, as Purchaser, dated June 10, 1997, the parties herein desiring to clarify Section IX of said Agreement, being that certain section captioned Covenant Not to Compete.

         Wherefore, it is the agreement of the parties that the following provision shall be added to the Agreement, as if originally written therein, and shall be considered as a second paragraph in Section IX. Employment by Seller, its officers, directors and/or shareholders in any capacity with a school system, public or private, college or university, or a public broadcasting system shall not be construed to be competitive with business of Purchaser, or in violation of this Covenant Not To Compete.

         IN WITNESS WHEREOF, the parties hereby have executed this Agreement the day and year first above written.

                                        VALUENET, INC.


                                        ----------------------------------------
                                        BY:  PAUL A. HOOD, PRESIDENT


                                        ----------------------------------------
                                        BY:


                                        THE CITIZENS BANKING COMPANY

                                        ----------------------------------------
                                        BY:

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THIS INSTRUMENT PREPARED BY:
HULL LAW OFFICE
66 EAST MAIN STREET
SALINEVILLE, OH 43945